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                                                                   Exhibit 4.1.1


                          [Stock Certificate Artwork]
        MEMBER                                                  SHARES

                                NEW COMMON STOCK

                                                            SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS

                         OPHIDIAN PHARMACEUTICALS, INC.
                                                               CUSIP 423702 10 9

THIS CERTIFIES that


is the owner of


 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.0025 PER
                                   SHARE, OF
================================================================================
                         OPHIDIAN PHARMACEUTICALS, INC.
================================================================================

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

                              CERTIFICATE OF STOCK
This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile signatures of the duly authorized officers of the Corporation.

Dated:

                        NAMED CHANGED TO HEMOXYMED INC.

Margaret van Boldrik
SECRETARY AND VICE PRESIDENT

Dr. Peter Model
PRESIDENT AND CHIEF EXECUTIVE OFFICER


COUNTERSIGNED AND REGISTERED:
                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                               (Jersey City, NJ)

                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR

BY
                                                              AUTHORIZED OFFICER